UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 3, 2020

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to the Equity Purchase Agreement

On January 13, 2020, RTI Surgical Holdings, Inc. (the “Company” or “RTI”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Ardi Bidco Ltd., a Delaware corporation and an entity affiliated with Montagu Private Equity LLP ( the “Buyer”). On March 6, 2020, the Company and the Buyer entered into the First Amendment to the Purchase Agreement (the “Amendment”).

Certain funds affiliated with Montagu Private Equity LLP and the Buyer (the “Investors”) entered into an Equity Commitment Letter, dated as of January 13, 2020 (the “Equity Commitment Letter”), with the Buyer, pursuant to which the Investors, subject to the terms and conditions of the Equity Commitment Letter, have agreed to contribute to the Buyer, at or prior to the closing, an aggregate amount of up to US$480 million (the “Commitment”). The amount of the Commitment may be reduced by an Investor to the extent that funds are actually contributed to the Buyer and are used (or available to use) in order to satisfy the obligations of the Investors under the Equity Commitment Letter. Under the terms of the Purchase Agreement, the Commitment may also be reduced, subject to the satisfaction of certain terms and conditions, and solely if the Company provides in writing its consent to the Buyer, which consent may not be unreasonably withheld, conditioned or delayed, by the amount of any “committed certain funds” financing arrangement that the Buyer procures prior to the closing (the “Commitment Adjustment”). On February 28, 2020, the Buyer entered into a senior facilities agreement with certain lenders with committed term loan financing of US$255 million (the “Committed Financing”). The Amendment effects the reduction of the Commitment by the amount of the Committed Financing pursuant to the Commitment Adjustment.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated in this Current Report by reference. The Equity Commitment Letter was previously filed as Exhibit 10.4 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on January 15, 2020.

First Amendment to Second Lien Credit Agreement

On March 3, 2020, RTI Surgical, Inc. (“RTI Surgical”), a wholly-owned subsidiary of the Company entered into a First Amendment to Second Lien Credit Agreement, dated March 2, 2020 (the “2020 First Amendment”), by and among RTI Surgical, as a borrower, the other loan parties thereto as guarantors, including the Company (together with RTI Surgical, the “Loan Parties”), the Lenders (as defined below) party thereto, and Ares Capital Corporation, as administrative agent for the Lenders. The 2020 First Amendment amended that certain Second Lien Credit Agreement dated as of March 8, 2019 (the “2019 Credit Agreement”), among RTI Surgical, as a borrower, the Loan Parties, the financial institutions from time to time party thereto as lenders (the “Lenders”) and Ares Capital Corporation, as administrative agent for the Lenders by: (a) amending the definition of “EBITDA” contained therein; (b) modifying the Total Net Leverage Ratio covenant contained therein; and (c) making certain other changes to the 2019 Credit Agreement consistent with the foregoing. These amendments will allow RTI Surgical to, among other things, support the investment being made to separate the OEM and Spine businesses in anticipation of the sale of the OEM business.

The above description of the 2020 First Amendment is qualified in its entirety by reference to the complete terms and conditions of the 2020 First Amendment, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated in this Current Report by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On March 9, 2020, the Company issued the press release attached hereto as Exhibit 99.1 regarding the record and meeting dates of: (i) its special meeting concerning the sale of the Company’s OEM business; and (ii) its annual meeting.

On March 9, 2020, the Company also issued a related written communication attached hereto as Exhibit 99.2 to its employees regarding the record and meeting dates for its special and annual meetings.

The foregoing description is qualified in its entirety by reference to the above-referenced press release and communication to employees, which are incorporated herein by reference.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant materials filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	First Amendment to Equity Purchase Agreement, dated March 6, 2020, by and between RTI Surgical Holdings, Inc. and Ardi Bidco Ltd.

10.1	First Amendment to Second Lien Credit Agreement, dated March 3, 2020, by and among RTI Surgical, Inc., the other loan parties thereto as guarantors, Ares Capital Corporation, as lender (together with the various financial institutions from time to time party thereto as lenders, the “Lenders”) and as administrative agent for the Lenders.

99.1	Press Release of RTI Surgical Holdings, Inc., dated March 9, 2020

99.2	Communication to Employees, dated March 9, 2020

*

Exhibit A has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of such omitted exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: March 9, 2020	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: Vice President, General Counsel and Corporate Secretary